Exhibit 99.1

FirstEnergy Corp.                        For Release: July 30, 2015
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                    Investor Contact:
Tricia Ingraham                        Irene Prezelj
(330) 384-5247                        (330) 384-3859

FirstEnergy Announces Second Quarter Financial Results
Reaffirms 2015 Earnings Guidance

AKRON, Ohio - FirstEnergy Corp. (NYSE: FE) today reported second quarter 2015 operating (non-GAAP) earnings* of $0.53 per basic share of common stock. These results exclude the impact of the special items listed below, and compare to 2014 second quarter operating (non-GAAP) earnings of $0.49 per basic share of common stock.

GAAP earnings for the second quarter of 2015 were $187 million, or $0.44 per basic and diluted share of common stock, on revenue of $3.5 billion. For the second quarter of 2014, GAAP earnings were $64 million, or $0.16 per basic share of common stock ($0.15 diluted), on revenue of $3.5 billion.

FirstEnergy also reaffirmed its full-year 2015 operating (non-GAAP) earnings guidance of $2.40 to $2.70 per basic share, and provided a third quarter 2015 operating earnings guidance range of $0.82 to $0.92 per basic share.

“Our strong second quarter results are better than our expectations, and at this time we are comfortable at the top end of our 2015 guidance range,” said Charles E. Jones, FirstEnergy president and chief executive officer. “We remain focused on implementing our regulated growth initiatives and our Cash Flow Improvement Project, which was launched in April. I’m pleased that the opportunities we have identified as part of that project are expected to result in cash savings of $240 million by 2017, exceeding our original targets.”

In FirstEnergy’s Regulated Distribution business, second quarter 2015 operating earnings were flat compared to the same period in 2014, as the benefit of higher distribution revenues and the impact of approved rate cases, net of incremental expenses, were offset by higher regulated generation operating expenses and a higher effective income tax rate.

Total second quarter distribution deliveries decreased less than 1 percent compared to the second quarter of 2014, primarily reflecting lower usage by customers resulting, in part, from energy efficiency mandates. Commercial deliveries increased 1 percent, while sales decreased 1 percent in both the residential and industrial sectors.

In the Regulated Transmission business, second quarter 2015 operating earnings increased due to higher transmission revenues related to the company’s Energizing the Future transmission program, and incremental rate base recovery at ATSI associated with its “forward-looking” rate structure that began in January 2015. This was slightly offset by increased depreciation and property taxes resulting from a higher asset base as well as increased interest expense.

Operating earnings in the company’s Competitive Energy Services segment increased compared to the second quarter of 2014 as a result of lower operating expenses and slightly higher commodity margin. Commodity margin benefited primarily from higher capacity revenues and increased wholesale sales, partially offset by lower contract sales, which decreased 8.1 million megawatt hours, consistent with the company’s efforts to reposition its retail sales portfolio.

Operating (non-GAAP) earnings in the first half of 2015 were $1.15 per basic share of common stock. On a GAAP basis, the company reported earnings of $409 million, or $0.97 per basic and diluted share of common stock, on revenue of $7.4 billion for the period. In the first half of 2014, operating (non-GAAP) earnings were $0.87 per basic share of common stock, and GAAP earnings were $272 million, or $0.65 per basic and diluted share of common stock, on revenue of $7.7 billion.

Operating earnings drivers in the first half of the year include stronger results from the company’s Regulated Transmission business primarily due to incremental cost of service and rate base recovery at ATSI, and higher commodity margin at Competitive Energy Services due to higher capacity revenue and the absence of extreme market conditions experienced in January 2014 that increased the cost to serve contract sales. Operating results at the company’s Regulated Distribution business were flat, as higher sales and the impact of approved rate cases were offset by increased operating expenses. Additionally, the first half of 2015 was impacted by a higher effective tax rate as compared to the same period in 2014.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Second Quarter		Year-To-Date		2015 Estimates
	2015	2014	2015	2014	Full Year	Third Quarter
Basic Earnings Per Share (GAAP)	$0.44	$0.16	$0.97	$0.65	$2.13 - $2.43	$0.76-$0.86
Excluding Special Items*:
Mark-to-market adjustments	(0.01)	0.10	(0.01)	0.07	(0.01)	—
Regulatory charges	0.02	0.02	0.04	0.03	0.07	0.02
Trust securities impairment	0.02	—	0.03	0.01	0.03	—
Impact of non-core asset sales/impairments	0.02	0.01	0.03	(0.17)	0.04	0.01
Plant deactivation costs	0.01	0.12	0.03	0.17	0.03	—
Merger accounting - commodity contracts	0.02	0.01	0.04	0.03	0.07	0.02
Retail repositioning charges	0.01	0.07	0.02	0.07	0.04	0.01
Loss on debt redemptions	—	—	—	0.01	—	—
Total Special Items*	0.09	0.33	0.18	0.22	0.27	0.06

Basic EPS - Operating (Non-GAAP)	$0.53	$0.49	$1.15	$0.87	$2.40 - $2.70	$0.82 - $0.92

Non-GAAP financial measures
*Operating earnings exclude special items as described herein, and is a non-GAAP financial measure. Management uses operating earnings and operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “operating earnings” provides a consistent and comparable measure of performance of its business to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities. Per share amounts for the special items above are based on the after tax effect of each item divided by the weighted average shares outstanding for the period.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the second quarter and first half of the year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Second Quarter 2015 Consolidated Report to the Financial Community. The company’s investor FactBook is also posted to its Investor Information website.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results and discuss 2015 earnings guidance, followed by a question-and-answer session. The teleconference can be accessed on the company’s website by selecting the Q2 2015 Earnings Conference Call link. The webcast will be archived on the website.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Its generation subsidiaries control nearly 17,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including but not limited to, our pending transmission rate case, the proposed transmission asset transfer, and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units and any capacity penalties associated with outages at a given unit; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow improvement plan and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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